UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

SPRINT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 794-1091

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	S	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the Merger Transactions, the Company repaid all outstanding amounts owed under, and terminated the following agreements:

•	Credit Agreement, dated as of February 3, 2017, among Sprint Communications, Inc., the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. as administrative agent for the lenders; and

•	Third Amended and Restated Receivables Purchase Agreement, dated as of June 29, 2018, among the SFE 1, LLC, SFE 2, LLC, Sprint Spectrum L.P., the various purchasers and purchaser agents from time to time party thereto, and Mizuho Bank, Ltd. as administrative and collateral agent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K is being filed in connection with the completion on April 1, 2020 (the “Closing Date”) of the previously announced business combination between T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), and Sprint Corporation, a Delaware corporation (“Sprint” or the “Company”), pursuant to the Business Combination Agreement, dated as of April 29, 2018 (as amended, the “Business Combination Agreement”), by and among T-Mobile, Sprint, Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of T-Mobile (“Merger Company”), Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Merger Company (“Merger Sub”), Starburst I, Inc., a Delaware corporation (“Starburst”), Galaxy Investment Holdings, Inc., a Delaware corporation (“Galaxy” and, together with Starburst, the “SoftBank US HoldCos”), and for the limited purposes set forth therein, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of the Netherlands, and SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”).

Pursuant to the Business Combination Agreement, on the Closing Date, (i) the SoftBank US HoldCos merged with and into Merger Company, with Merger Company continuing as the surviving entity and as a wholly owned subsidiary of T-Mobile (the “HoldCo Mergers”), and (ii) immediately following the HoldCo Mergers, Merger Sub merged with and into Sprint, with Sprint continuing as the surviving corporation and as a wholly owned indirect subsidiary of T-Mobile (the “Merger” and, together with the HoldCo Mergers, the “Merger Transactions”). In connection with the completion of the Merger Transactions, the parties to the Business Combination Agreement waived the condition to closing set forth in the Business Combination Agreement with respect to the final consent of the California Public Utilities Commission (the “CPUC”), to the extent required such that all regulatory approvals required for the Merger Transactions to be completed on April 1, 2020 were satisfied or waived as of such date. The parties entered into this waiver without any admission as to whether such final consent was required in connection with the Merger Transactions, following the release of the CPUC’s proposed decision to approve the Merger on March 11, 2020.

Pursuant to the Business Combination Agreement, (i) at the effective time of the HoldCo Mergers, all the issued and outstanding shares of common stock of Galaxy, par value $0.01 per share, and all the issued and outstanding shares of common stock of Starburst, par value $0.01 per share, held by SoftBank Group Capital Limited, a private limited company incorporated in England and Wales and a wholly owned subsidiary of SoftBank and the sole stockholder of each of Galaxy and Starburst, were converted such that SoftBank Group Capital Limited received an aggregate number of shares of common stock, par value $0.00001 per share, of T-Mobile (“T-Mobile Common Stock”), equal to the product of (x) 0.10256 (the “Exchange Ratio”) and (y) the aggregate number of shares of common stock, par value $0.01 per share, of Sprint (“Sprint Common Stock”), held by the SoftBank US HoldCos, collectively, immediately prior to the effective time of the HoldCo Mergers, and (ii) at the effective time of the Merger (the “Effective Time”), each share of Sprint Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Sprint Common Stock held by Merger Company or held by Sprint as treasury stock) were converted into the right to receive a number of shares of T-Mobile Common Stock equal to the Exchange Ratio. No fractional shares of T-Mobile Common Stock will be issued in connection with the Merger Transactions. Each holder of Sprint Common Stock converted pursuant to the Merger Transactions who would otherwise have been entitled to receive a fraction of a share of T-Mobile Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Business Combination Agreement.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, which is filed as Exhibit 2.1 hereto, Amendment No. 1, dated as of July 26, 2019, to the Business Combination Agreement, which is filed as Exhibit 2.2 hereto, and Amendment No. 2, dated as of February 20, 2020, to the Business Combination Agreement, which is filed as Exhibit 2.3 hereto.

The information set forth in Item 5.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Credit Agreement

On the Closing Date, T-Mobile USA, Inc., a direct, wholly-owned subsidiary of T-Mobile (“T-Mobile USA”), entered into a Credit Agreement (the “New Credit Agreement”) by and among T-Mobile USA, as borrower, Deutsche Bank AG New York Branch, as administrative agent, and the lenders and other financial institutions party thereto, providing for a $4.0 billion term loan facility (the “New Term Loan Facility”) and a $4.0 billion revolving credit facility (the “New Revolving Credit Facility”).

T-Mobile USA’s obligations under the New Credit Agreement are guaranteed by T-Mobile and by all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (other than certain excluded subsidiaries including certain designated special purpose finance vehicle entities, insurance subsidiaries and immaterial subsidiaries), including the Company and certain of its subsidiaries. In addition, T-Mobile USA’s obligations under the New Credit Agreement and the guarantee obligations of the guarantors are supported by a first priority pledge (subject to permitted liens under the New Credit Agreement) in substantially all of the tangible and intangible personal property assets of T-Mobile USA and the guarantors (other than the Company, Sprint Communications, Inc. and Sprint Capital Corporation, which provide guarantees on an unsecured basis), in each case subject to certain exceptions as set forth in the New Credit Agreement, the Collateral Agreement, dated as of April 1, 2020 (the “Collateral Agreement”), by and among T-Mobile USA, T-Mobile and the other grantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral trustee, and related documentation.

The loans under the New Term Loan Facility mature on April 1, 2027. The loans under the New Term Loan Facility are payable in quarterly installments of 0.25% of the sum of the aggregate amount of the term loans outstanding thereunder on the Closing Date, with the remaining balance due at maturity, except as otherwise extended or replaced. The loans under the New Term Loan Facility may be prepaid by T-Mobile USA at any time without penalty or premium, subject to customary LIBOR breakage provisions and a soft call prepayment premium of 1.00% of the outstanding principal amount of the loans under the New Term Loan Facility payable upon the refinancings of certain loans by T-Mobile USA with lower priced debt prior to October 1, 2020, subject to customary exclusions.

Commitments under the New Revolving Credit Facility will mature on April 1, 2025, except as otherwise extended or replaced. T-Mobile USA may repay amounts borrowed, reborrow and/or terminate the commitments under the New Revolving Credit Facility (in whole or part) at any time without premium or penalty.

The rates of interest on amounts borrowed under the Term Loan Facility are based on, at T-Mobile USA’s option, either LIBOR (subject to a 0% LIBOR floor) plus a margin of 3.00% or an alternate base rate plus a margin of 2.00%, and amounts borrowed under the Revolving Credit Facility are based on, at T-Mobile USA’s option, either LIBOR (subject to a 0% LIBOR floor) plus a margin of 1.25% or an alternate base rate plus a margin of 0.25%, with the margins subject to reduction to 1.00% and 0.00%, respectively, if T-Mobile’s Total First Lien Net Leverage Ratio (as defined in the New Credit Agreement) is less than or equal to 0.75 to 1.00. The alternate base rate is the highest of (i) the prime rate of the administrative agent, (ii) the federal funds effective rate plus 0.50% and (iii) one-month adjusted LIBOR plus 1.00%. In the event that LIBOR becomes unascertainable, is no longer made available or a public announcement has been made that it will no longer be available or syndicated loans are being executed or amended to incorporate or adopt a new benchmark to replace LIBOR, then T-Mobile USA and the administrative agent are permitted to amend the New Credit Agreement to replace LIBOR with an alternative benchmark rate.

The commitment fee for the New Revolving Credit Facility is 0.375% per annum, subject to reduction to 0.25% if T-Mobile’s Total First Lien Net Leverage Ratio is less than or equal to 0.75 to 1.00 and an increase to 0.50% if T-Mobile’s Total First Lien Net Leverage Ratio is greater than 1.25 to 1.00, in each case determined on a Pro Forma Basis (as defined in the New Credit Agreement) as of the last day of the most recently ended Test Period (as defined in the New Credit Agreement).

The New Term Loan Facility requires T-Mobile USA to prepay outstanding term loans with (i) beginning with the fiscal year ending December 31, 2021, a variable percentage of excess cash flow, ranging from 50% to 0% depending on T-Mobile USA’s Total First Lien Net Leverage Ratio from time to time, (ii) a variable percentage, ranging from 100% to 50% depending on T-Mobile USA’s Total First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, of the net cash proceeds in excess of (on an aggregate basis) $250.0 million of certain asset sales by T-Mobile USA or any of its restricted subsidiaries (subject to certain reinvestment rights), and (iii) 100% of T-Mobile USA’s and its restricted subsidiaries’ net cash proceeds from issuances, offerings or placements of debt obligations not permitted under the New Credit Agreement, in each case subject to certain exceptions set forth in the New Credit Agreement and related documentation.

The New Credit Agreement contains certain limitations on T-Mobile USA and its restricted subsidiaries with respect to dividends and other distributions, restrictions on investments, indebtedness and guarantees, sales of certain assets, affiliate transactions, liens, business activities and consolidations and mergers.

The New Credit Agreement provides that T-Mobile USA has the right at any time to request incremental term loans or incremental revolving credit commitments (or incremental equivalent debt) up to the greater of the sum of (a) the greater of (x) $11.0 billion and (y) 50% of Consolidated Cash Flow (as defined in the New Credit Agreement) determined on a Pro Forma Basis for the most recently ended Test Period plus (b) the amount of all voluntary prepayments, cash amounts actually paid in connection with below-par term loan buybacks (to the extent such loans are cancelled) and undrawn commitment reductions of term loans, revolving credit loans, incremental term loans, incremental revolving credit loans and incremental equivalent debt (in each case (A) with respect to revolving credit loans, to the extent accompanied by a permanent reduction in such revolving credit commitments and (B) to the extent not funded with the proceeds of debt constituting “long-term debt” (other than debt in respect of any revolving credit facility)) plus (c) such other amount so long as such amount at such time could be incurred without causing T-Mobile USA’s pro forma Total First Lien Net Leverage Ratio to exceed 2.0 to 1.0 in the case of incremental loans or commitments that are first lien obligations, Total Secured Net Leverage Ratio (as defined in the New Credit Agreement) to exceed 2.5 to 1.0 in the case of incremental loans or commitments that are junior lien obligations, Total Net Leverage Ratio (as defined in the New Credit Agreement) to exceed 6.0 to 1.0 in the case of incremental loans or commitments that are unsecured indebtedness or, in the case of incremental term loans incurred in connection with a permitted acquisition or other investment, the Total First Lien Net Leverage Ratio, Total Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable, immediately prior to such permitted acquisition or other investment. The lenders are not under any obligation to provide any such incremental commitments or loans.

The New Revolving Credit Facility contains a financial maintenance covenant, requiring T-Mobile USA to maintain a Total First Lien Net Leverage Ratio of 3.30 to 1.00 or less at each fiscal quarter end beginning with the fiscal quarter ending September 30, 2020.

The New Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, material judgments, a change of control coupled with a ratings downgrade, certain ERISA events and the invalidity of security documents and guarantees.

Bridge Term Loan Credit Agreement

On the Closing Date, T-Mobile USA entered into a Bridge Term Loan Credit Agreement (the “Bridge Credit Agreement”) by and among T-Mobile USA, as borrower, Goldman Sachs Bank USA, as administrative agent, and the lenders and other financial institutions party thereto, providing for a $19.0 billion term loan facility.

T-Mobile USA’s obligations under the Bridge Credit Agreement are guaranteed by T-Mobile and by all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (other than certain excluded subsidiaries including certain designated special purpose finance vehicle entities, insurance subsidiaries and immaterial subsidiaries), including the Company and certain of its subsidiaries. In addition, T-Mobile USA’s obligations under the Bridge Credit Agreement and the guarantee obligations of the guarantors are supported by a first priority pledge (subject to permitted liens under the Bridge Credit Agreement) in substantially all of the tangible and intangible personal property assets of T-Mobile USA and the guarantors (other than the Company, Sprint Communications, Inc. and Sprint Capital Corporation, which provide guarantees on an unsecured basis), in each case subject to certain exceptions as set forth in the Bridge Credit Agreement, the Collateral Agreement and related documentation.

The loans under the Bridge Credit Agreement, which were drawn on the Closing Date, mature 364 days following the Closing Date, which date of maturity may be extended by T-Mobile USA up to two times for an additional period of 182 days per extension, in each case subject to an extension fee of 0.25% of the aggregate principal amount of the loans outstanding on the date of such extension. The loans under the Bridge Credit Agreement are due at maturity (subject to extension as described in the preceding sentence). The loans under the Bridge Credit Agreement may be prepaid by T-Mobile USA at any time without penalty or premium, subject to customary LIBOR breakage provisions.

The rates of interest on amounts borrowed under the Bridge Credit Agreement are based on, at T-Mobile USA’s option, either LIBOR (subject to a 0% LIBOR floor) plus a margin of 1.25% or an alternate base rate, plus a margin of 0.25%, in each case, increasing by (a) 0.25% on the date falling on the last day of the three-month period following the Closing Date and (b) an additional 0.25% on the last day of the three-month period thereafter. The alternate base rate is the highest of (i) the prime rate of the administrative agent, (ii) the federal funds effective rate plus 0.50% and (iii) one-month adjusted LIBOR plus 1.00%. In the event that LIBOR becomes unascertainable, is no longer made available or a public announcement has been made that it will no longer be available or syndicated loans are being executed or amended to incorporate or adopt a new benchmark to replace LIBOR, then T-Mobile USA and the administrative agent are permitted to amend the Credit Agreement to replace LIBOR with an alternative benchmark rate.

The Bridge Credit Agreement is subject to a duration fee on the aggregate principal amount of the loans then outstanding of (i) 0.50% payable on each of the 90th, 180th, 270th and 364th day after the Closing Date, and (ii) 0.75% payable on each of the 454th, 544th and 634th day after the Closing Date.

The Bridge Credit Agreement requires T-Mobile USA to prepay outstanding term loans with (i) 100% of the net cash proceeds of certain asset sales by T-Mobile USA or any of its restricted subsidiaries and (ii) 100% of the net cash proceeds of certain issuances, offerings or placements of debt obligations by T-Mobile USA or any of its restricted subsidiaries, in each case subject to an aggregate threshold of $1.0 billion and certain other exceptions set forth in the Bridge Credit Agreement and related documentation.

The Bridge Credit Agreement contains certain limitations on T-Mobile USA and its restricted subsidiaries with respect to liens and consolidations and mergers.

The Bridge Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross payment defaults and cross accelerations to certain material indebtedness, certain events of bankruptcy and insolvency, material judgments, a change of control coupled with a ratings downgrade, certain ERISA events and the invalidity of security documents and guarantees.

T-Mobile Unsecured Notes

On the Closing Date, pursuant to the Forty-First Supplemental Indenture, dated as of April 1, 2020 (the “Forty-First Supplemental Indenture”), by and among T-Mobile USA, the existing guarantors party thereto and the new guarantors party thereto (including the Company and certain of its subsidiaries) and Deutsche Bank Trust Company Americas, as trustee, the Company and certain of its subsidiaries guaranteed all obligations of T-Mobile USA under T-Mobile USA’s senior unsecured notes set forth in the table below (collectively, the “Existing T-Mobile Unsecured Notes”).

The Existing T-Mobile Unsecured Notes are T-Mobile USA’s unsecured obligations, are guaranteed on a senior unsecured basis by T-Mobile and by all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries, including, as a result of the Forty-First Supplemental Indenture, the Company and certain of its subsidiaries (other than, in each case, certain designated special purpose entities, a reinsurance subsidiary and immaterial subsidiaries). T-Mobile USA may, at its option, redeem some or all of the Existing T-Mobile Unsecured Notes at any time on or after the dates set forth below under “Earliest Optional Redemption” at the redemption price set forth in the governing indenture, or prior to such dates at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date. In addition, prior to the dates set forth below under “Optional Redemption with Equity Proceeds,” T-Mobile USA may also redeem up to the percentage of the aggregate principal amount set forth in such column, at the redemption prices set forth in the governing indenture, with the net cash proceeds of certain sales of equity securities, including the sale of T-Mobile’s common stock.

Series	Principal Amount	Issue Date	Interest Payment Dates	Maturity	Earliest Optional Redemption	Optional Redemption with Equity Proceeds
4.000% Senior Notes due 2022	$500,000,000	March 16, 2017	April 15 and October 15	April 15, 2022	March 16, 2022	Not applicable
4.000% Senior Notes due 2022-1 held by Deutsche Telekom	$1,000,000,000	April 27, 2017 ($500 million) April 28, 2017 ($500 (million)	April 15 and October 15	April 15, 2022	March 16, 2022	Not applicable
6.000% Senior Notes due 2023	$1,300,000,000	September 4, 2014	March 1 and September 1	March 1, 2023	September 1, 2018	Not applicable
6.000% Senior Notes due 2024	$1,000,000,000	April 1, 2016	April 15 and October 15	April 15, 2024	April 15, 2019	Not applicable
6.500% Senior Notes due 2024	$1,000,000,000	November 21, 2013	January 15 and July 15	January 15, 2024	January 15, 2019	Not applicable
5.125% Senior Notes due 2025	$500,000,000	March 16, 2017	April 15 and October 15	April 15, 2025	April 15, 2020	Prior to April 15, 2020, up to 40%
5.125% Senior Notes due 2025-1 held by Deutsche Telekom	$1,250,000,000	April 28, 2017	April 15 and October 15	April 15, 2021(2)	April 15, 2020	Prior to April 15, 2020, up to 40%
6.375% Senior Notes due 2025	$1,700,000,000	September 4, 2014	March 1 and September 1	March 1, 2025	September 1, 2019	Not applicable
4.500% Senior Notes due 2026	$1,000,000,000	January 25, 2018	February 1 and August 1	February 1, 2026	February 1, 2021	Prior to February 1, 2021, up to 40%
4.500% Senior Notes due 2026-1 held by Deutsche Telekom	$1,000,000,000	April 30, 2018	February 1 and August 1	February 1, 2026	February 1, 2021	Prior to February 1, 2021, up to 40%
6.500% Senior Notes due 2026	$2,000,000,000	November 5, 2015	January 15 and July 15	January 15, 2026	January 15, 2021	Not applicable
5.375% Senior Notes due 2027	$500,000,000	March 16, 2017	April 15 and October 15	April 15, 2027	April 15, 2022	Prior to April 15, 2020, up to 40%
5.375% Senior Notes due 2027-1 held by Deutsche Telekom	$1,250,000,000	April 28, 2017 ($750 million) September 18, 2017 ($500 million)	April 15 and October 15	April 15, 2022(3)	April 15, 2022	Prior to April 15, 2020, up to 40%
4.750% Senior Notes due 2028	$1,500,000,000	January 25, 2018	February 1 and August 1	February 1, 2028	February 1, 2023	Prior to February 1, 2021, up to 40%
4.750% Senior Notes due 2028-1 held by Deutsche Telekom	$1,500,000,000	April 30, 2018	February 1 and August 1	February 1, 2028	February 1, 2023	Prior to February 1, 2021, up to 40%

Each series of Existing T-Mobile Unsecured Notes was issued pursuant to an indenture (the “Existing T-Mobile Unsecured Notes Indenture”), dated as of April 28, 2013, among T-Mobile USA, Parent, the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. The Existing T-Mobile Unsecured Notes Indenture, as amended and supplemented with respect to the Existing T-Mobile Unsecured Notes, contains covenants and other terms, including covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. The Existing T-Mobile Unsecured Notes Indenture, as so amended and supplemented, also contains customary events of default. These covenants and events of default are subject to a number of important qualifications and exceptions including certain customary baskets, exceptions and incurrence-based ratio tests.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Effective Time, shares of Sprint Common Stock were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “S.” As a result of the Merger Transactions, the Company no longer fulfills the listing requirements of the NYSE. On the Closing Date, the Company notified the NYSE that the Merger Transactions had been completed and requested that trading of shares of Sprint Common Stock on the NYSE be suspended prior to the opening of trading on the Closing Date. In addition, the Company requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to delist Sprint Common Stock from the NYSE and deregister Sprint Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The NYSE filed the Form 25 on the Closing Date. As a result, Sprint Common Stock is no longer listed on the NYSE. The Company intends to file with the SEC certifications on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated and suspended, respectively.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

At the Effective Time, a change in control of Sprint occurred, and Sprint is now a wholly owned subsidiary of T-Mobile.

The information set forth in Items 2.01, 3.03 and 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Business Combination Agreement, at the Effective Time, J. Braxton Carter and David A. Miller, who were the directors of Merger Sub immediately prior to the Effective Time, became directors of Sprint. In addition, in accordance with the Business Combination Agreement, effective as of the Effective Time, Gordon M. Bethune, Raul Marcelo Claure, Michel Combes, Patrick T. Doyle, Ronald D. Fisher, Julius Genachowski, Stephen R. Kappes, Admiral Michael G. Mullen, Masayoshi Son and Sara Martinez Tucker are no longer directors of Sprint; in each case, this cessation of service was not related to any disagreement with Sprint on any matter relating to Sprint’s operations, policies or practices. As of the Effective Time, G. Michael Sievert, Mr. Carter and Peter Osvaldik became the Chief Executive Officer & President, Executive Vice President & Chief Financial Officer, and Senior Vice President, Finance & Chief Accounting Officer, respectively, of Sprint. In connection therewith, as of the Effective Time, Mr. Claure, Executive Chairman, Mr. Combes, President and Chief Executive Officer, Nestor Cano, Chief Operating Officer, John Saw, Chief Technology Officer, Andrew Davies, Chief Financial Officer, Jorge Gracia, Chief Legal Officer, and Paul Schieber, Vice President and Controller, no longer serve in such positions for Sprint; in each case, this cessation of service was not related to any disagreement with Sprint on any matter relating to Sprint’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated in accordance with the terms of the Business Combination Agreement.

A copy of the amended and restated certificate of incorporation and the amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, hereto and incorporated herein by reference.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1

Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corp., Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V. and SoftBank Group Corp. (incorporated herein by reference to Exhibit 2.1 to Sprint’s Current Report on Form 8-K filed with the SEC on April 30, 2018).

2.2

Amendment No. 1, dated as of July 26, 2019, to the Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V. and SoftBank Group Corp. (incorporated herein by reference to Exhibit 2.2 to Sprint’s Current Report on Form 8-K filed with the SEC on July 26, 2019).

2.3

Amendment No. 2, dated as of February 20, 2020, to the Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V. and SoftBank Group Corp. (incorporated by reference to Exhibit 2.1 to Sprint’s Current Report on Form 8-K filed with the SEC on February 20, 2020).

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

Date: April 1, 2020	By:	/s/ Jorge Gracia
Jorge Gracia
Executive Vice President – Legal